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                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 23, 2004

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                            RECEIVED BY PFPC INC. BY,
          12:00 MIDNIGHT, NEW YORK TIME, ON TUESDAY, JANUARY 25, 2005,
                          UNLESS THE OFFER IS EXTENDED.

                Complete This Notice of Withdrawal And Return To:

                    J.P. Morgan Multi-Strategy Fund, L.L.C.,
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (302) 791-2810
                               Fax: (302) 791-2790

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Ladies and Gentlemen:

      The undersigned wishes to withdraw the tender of its limited liability company interest in J.P. Multi-Strategy Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

      Such tender was in the amount of:

            [ ] The undersigned's entire limited liability company interest.

            [ ] A portion of the undersigned's limited liability company interest expressed as a specific dollar value.

            $___________________

      The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:

____________________________________    __________________________________
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)

____________________________________    __________________________________
Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION
                                        AGREEMENT)
____________________________________    __________________________________
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)

____________________________________    ____________________________________
Print Name of Joint Tenant              Co-signatory if necessary (SIGNATURE
                                        OF OWNER(S) EXACTLY AS APPEARED ON
                                        SUBSCRIPTION AGREEMENT)

                                        ____________________________________
                                        Print Name and Title of Co-signatory

Date: ______________

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